Exhibit 99.1

Contacts:

Media	Investor Relations
Stacey Jones	Sean Meakim
(980) 378-6258	(704) 627-6200
stacey.jones@honeywell.com	sean.meakim@honeywell.com

HONEYWELL BOARD OF DIRECTORS SETS RECORD DATE AND ANNOUNCES EXPECTED TIMING FOR SPIN-OFF OF SOLSTICE ADVANCED MATERIALS

•Solstice completes $1 billion senior notes offering in connection with the planned spin-off
•Record date set for October 17, 2025
•Distribution expected to occur on October 30, 2025, with shareowners of record expected to receive one share of Solstice common stock for every four shares of Honeywell common stock owned
•Solstice expected to begin trading on Nasdaq on October 30, 2025, under the ticker symbol “SOLS”

CHARLOTTE, N.C., October 1, 2025 -- Honeywell (NASDAQ: HON) today announced that its Board of Directors has set a record date of October 17, 2025 for the previously announced spin-off of Solstice Advanced Materials.
To execute the spin-off, Honeywell will distribute all of the issued and outstanding shares of Solstice common stock pro rata to Honeywell shareowners of record on the Record Date. The Board expects the distribution to occur at 12:01 a.m., New York City time, on October 30, 2025, on the basis of a distribution ratio of one share of Solstice common stock for every four shares of Honeywell common stock held as of the close of business on the Record Date.
Following the distribution, Solstice common stock is expected to begin trading on the Nasdaq Stock Market LLC on October 30, 2025, under the ticker symbol “SOLS.” Honeywell will continue to trade on the Nasdaq under the ticker symbol “HON.”
“We look forward to beginning our journey as a standalone company on October 30,” said David Sewell, President and CEO of the Solstice Advanced Materials business. “With a leading portfolio of refrigerants, semiconductor materials, protective fibers, healthcare packaging solutions and unique nuclear power capabilities—Solstice is well positioned to deliver long-term value for our shareowners while helping our customers address some of the world’s most pressing challenges.”
Completion of the spin-off is conditioned upon the satisfaction or waiver of certain conditions, including, among other things, the Board having declared the distribution, as set forth in the form of Separation and Distribution Agreement filed with the U.S. Securities and Exchange Commission (the "SEC") as part of the registration statement on Form 10, which was also declared effective by the SEC on September 30, 2025.
The spin-off is expected to be tax-free to Honeywell shareowners for U.S. federal income tax purposes, except for cash that shareowners may receive in lieu of fractional shares.

When-Issued Trading Market
Honeywell anticipates that Solstice common stock will begin trading on the Nasdaq under the ticker symbol “SOLS WI” on a “when-issued” basis on or about October 20, 2025. Solstice common stock is expected to begin “regular-way” trading on the Nasdaq under the ticker symbol “SOLS” on October 30, 2025.
Shares of Honeywell common stock are expected to continue to trade “regular-way” on the Nasdaq under the current ticker symbol “HON” from the Record Date through the Distribution Date. However, beginning on October 20, 2025 and continuing through October 29, 2025, it is expected that there will be two markets in Honeywell common stock on the Nasdaq: a “regular-way” market under Honeywell’s current ticker symbol “HON,” in which Honeywell shares will trade with the right to receive shares of Solstice common stock on the Distribution Date, and an “ex distribution” market under the ticker symbol “HON WI”, in which Honeywell shares will trade without the right to receive shares of Solstice common stock on the Distribution Date.
Honeywell shareowners are encouraged to consult their financial advisors regarding the specific implications of buying, selling or holding shares of Honeywell common stock on or before the Distribution Date.

Completion of Solstice's $1 Billion Senior Notes Offering
Honeywell also announced today the successful closing of Solstice’s offering of $1 billion aggregate principal amount of senior notes, issued by Solstice in connection with the planned spin-off. As disclosed in Honeywell’s press release dated September 16, 2025 with respect to the pricing of the senior notes offering, the senior notes bear interest at a rate of 5.625% per annum, payable semi-annually in arrears on March 31 and September 30 of each year, beginning on March 31, 2026, and will mature on September 30, 2033.

Solstice Investor Day to Be Held October 8
As previously announced, Solstice will host an Investor Day during the afternoon of October 8, 2025, in New York City. During the event, members of the leadership team will provide details on Solstice’s specialty businesses, future growth prospects and compelling financial model.
The event will also highlight Solstice's differentiated product portfolio, including Solstice® low-global-warming-potential refrigerants, Spectra® high-performance fibers, Hydranal® analytical reagents, and Aclar® pharmaceutical packaging solutions.
A live webcast of the event, along with related presentation materials, will be available through the Investor Relations section of Honeywell’s website at www.honeywell.com/investor. A replay will remain accessible for 30 days following the event.

About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world. Our business is aligned with three powerful megatrends – automation, the future of aviation and energy transition – underpinned by our Honeywell Accelerator operating system and Honeywell Forge IoT platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations through our Aerospace Technologies, Industrial Automation, Building Automation and Energy and Sustainability Solutions business segments that help make the world smarter, safer, as well as more secure and sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

About Solstice Advanced Materials
Solstice Advanced Materials is a leading global specialty materials company that advances science for smarter outcomes. Solstice offers high-performance solutions that enable critical industries and applications, including refrigerants, semiconductor manufacturing, data center cooling, alternative energy, protective fibers, healthcare packaging and more. Solstice is recognized for developing next-generation materials through some of the industry's most renowned brands such as Solstice®, Genetron®, Aclar®, Spectra®, Fluka™, and Hydranal™. Partnering with over 3,000 customers across more than 120 countries and territories and supported by a robust portfolio of over 5,700 patents, Solstice’s approximately 4,000 employees worldwide drive innovation in materials science. For more information, visit advancedmaterials.honeywell.com.

Additional Information
Honeywell uses our Investor Relations website, www.honeywell.com/investor, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.

Forward-Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. Some of the important factors that could cause Honeywell's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the ability of Honeywell to effect the spin-off transaction described above and to meet the conditions related thereto; (ii) the possibility that the spin-off transaction will not be completed within the anticipated time period or at all; (iii) the possibility that the spin-off transaction will not achieve its intended benefits; (iv) the impact of the spin-off transaction on Honeywell's businesses and the risk that the spin-off transaction may be more difficult, time-consuming or costly than expected, including the impact on Honeywell's resources, systems, procedures and controls, diversion of management's attention and the impact and possible disruption of existing relationships with regulators, customers, suppliers, employees and other business counterparties; (v) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with the spin-off transaction; (vi) the uncertainty of the expected financial performance of Honeywell or Solstice following completion of the spin-off transaction; (vii) negative effects of the announcement or pendency of the spin-off transaction on the market price of Honeywell's securities and/or on the financial performance of Honeywell; (viii) the ability to achieve anticipated capital structures in connection with the spin-off transaction, including the future availability of credit and factors that may affect such availability; (ix) the ability to achieve anticipated credit ratings in connection with the spin-off transaction; (x) the ability to achieve anticipated tax treatments in connection with the spin-off transaction and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; and (xi) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the spin-off transaction and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K and other filings with the SEC. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.